Exhibit 99.1

Supernus to Announce Third Quarter 2021 Financial Results and Host Conference Call on November 3, 2021

ROCKVILLE, Md., October 27, 2021 - Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report financial and business results for the third quarter of 2021 after the market closes on Wednesday, November 3, 2021.

Jack Khattar, President and CEO, and Tim Dec, Senior Vice President and CFO, will host a conference call to present the third quarter 2021 financial and business results on Wednesday, November 3, 2021 at 4:30 p.m. ET. Following management’s prepared remarks and discussion of business results, the call will be open for questions.

A live webcast will be available at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	7595459
Conference Call Name:	Supernus Pharmaceuticals Third Quarter 2021 Results Conference Call

Following the live call, a replay will be available on the Company’s website, www.supernus.com, under the Investor Relations section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.

Our diverse neuroscience portfolio includes approved treatments for epilepsy, migraine, attention-deficit hyperactivity disorder, hypomobility in Parkinson’s disease, cervical dystonia and chronic sialorrhea. We are developing a broad range of novel CNS product candidates including new potential treatments for hypomobility in Parkinson’s disease, epilepsy, depression, and rare CNS disorders. For more information, please visit www.supernus.com.

CONTACTS:

Jack A. Khattar, President and CEO
Tim Dec, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

or

INVESTOR CONTACT:
Peter Vozzo
ICR Westwicke
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com